Exhibit 3.2

AMENDED AND RESTATED

BY-LAW NO. 1

A by-law relating generally to
the conduct of the business and affairs of

LEIIO WELLNESS LTD.

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BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Leiio Wellness Ltd. (hereinafter called the “Corporation”) as follows:

Section 1
Interpretation

1.01	Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

(1)	“Act” means the Business Corporations Act (Alberta) and the regulations made pursuant thereto, as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any reference in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(2)	“appoint” includes “elect” and vice versa;

(3)	“articles” means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

(4)	“board” means the board of directors of the Corporation;

(5)	“business day” means any day that is not a Saturday, Sunday or any other day that is a “holiday”, as defined in the Interpretation Act (Alberta), as from time to time amended;

(6)	“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(7)	“cheque” includes a draft;

(8)	“director” means a member of the board;

(9)	“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

(10)	“recorded address” means, in the case of a shareholder, such shareholder’s address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and, in the case of a director, officer, auditor or member of a committee of the board, his or her latest address as recorded in the records of the Corporation;

(11)	“Securities Transfer Act” means the Securities Transfer Act (Alberta), as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any reference in the by-laws of the Corporation to provisions of the Securities Transfer Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

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(12)	“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.04 or by a resolution passed pursuant thereto;

(13)	all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act; and

(14)	the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine and neuter genders; and the word “person” shall include individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts, unincorporated organizations and any number of aggregate persons.

1.02	Conflict with Laws

In the event of any inconsistency between the by-laws of the Corporation and the mandatory provisions of the Act or the Securities Transfer Act, the provisions of the Act or the Securities Transfer Act, as applicable, shall prevail.

Section 2
Business of the Corporation

2.01	Registered Office

The registered office of the Corporation shall be in the municipality or geographical township within Alberta as the board may from time to time determine.

2.02	Corporate Seal

The Corporation may have a corporate seal which shall be adopted and may be changed by resolution of the board.

2.03	Financial Year

Until changed by resolution of the board, the financial year of the Corporation shall end on December 31st of each year.

2.04	Execution of Instruments

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by any officer or director of the Corporation and contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have power from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The seal of the Corporation may when required be affixed to contracts, documents or instruments in writing signed as provided for above or by any officer or officers, person or persons, appointed as provided for above by resolution of the board.

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The term “contracts, documents or instruments in writing” as used in this by-law shall include, without limitation, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, notes or other securities, instruments of proxy and all paper writings.

2.05	Execution in Counterpart, by Fax and by Electronic Signature

Subject to the Act:

(1)	any contracts, documents or instruments in writing required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of electronic signature or fax;

(2)	any contracts, documents or instruments in writing required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such contract, document or instrument in writing; and

(3)	wherever a notice, document or other information is required under the Act or these by-laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document, including by electronic means. Subject to the Act, an electronic document includes any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

Notwithstanding the foregoing or Section 2.04, the board may from time to time direct the manner in which and the person or persons by whom any particular contract, document or instrument in writing, or class of contracts, documents or instruments in writing, may or shall be signed.

2.06	Voting Shares and Securities in other Entities

All of the shares or other securities carrying voting rights of any other entity held from time to time by the Corporation may, subject to any unanimous shareholder agreement or other similar agreement of such other entity, be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other entity and in such manner and by such person or persons as the board shall from time to time by resolution determine. The signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board.

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Section 3
Borrowing and Security

3.01	Banking Arrangements

The banking business of the Corporation, or any part thereof, including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time by resolution prescribe or authorize.

3.02	Borrowing Power

(1)	Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the directors may from time to time on behalf of the Corporation:

(a)	borrow money or otherwise obtain credit upon the credit of the Corporation in such amounts and upon such terms as may be considered advisable;

(b)	issue, re-issue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, debenture stock, notes or other securities or obligations of the Corporation, whether secured or unsecured, for such sums, upon such terms, covenants and conditions and at such prices as may be deemed expedient;

(c)	give directly or indirectly financial assistance to any person by means of a loan, guarantee or otherwise to secure any present or future indebtedness or liability of any person, firm or corporation, in either limited or unlimited amount and either with or without security; and

(d)	charge, mortgage, hypothecate, pledge, assign, transfer or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any bonds, debentures, debenture stock, notes or other securities or obligations of the Corporation.

(2)	Nothing in Section 3.02(1) limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

(3)	For clarity, the powers conferred by Sections 3.02(1) and 3.02(2) shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of this Section 3.02.

3.03	Delegation

Subject to the Act, the articles and the by-laws, the board may from time to time delegate to a committee of the board, one or more of the directors and/or officers of the Corporation or any other person or persons as may be designated by the board all or any of the powers conferred on the board by Section 3.02(1) or by the Act to such extent and in such manner as the board may determine at the time of each such delegation.

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Section 4
Directors

4.01	Number of Directors and Quorum

The number of directors of the Corporation shall be the number of directors as specified in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation shall be the number of directors determined from time to time by resolution of the board. Subject to Section 4.19, the quorum for the transaction of business at any meeting of the board shall be a majority of the number of directors then in office or such greater number of directors as the board may from time to time by resolution determine.

4.02	Qualification

No person shall be a director if he or she: (a) is less than 18 years of age; (b) (i) is a represented adult as defined in the Adult Guardianship and Trusteeship Act (Alberta) or is the subject of a certificate of incapacity that is in effect under the Public Trustee Act (Alberta), (ii) is a formal patient as defined in the Mental Health Act (Alberta), (iii) is the subject of an order under The Mentally Incapacitated Persons Act (Alberta), appointing a committee of the person or estate, or both, or (iv) has been found to be a person of unsound mind by a court elsewhere than in Alberta; (c) is not an individual; or (d) has the status of a bankrupt. A director need not be a shareholder.

4.03	Election and Term

Subject to the articles, each director shall hold office for a term ending at the close of the annual meeting of shareholders following his or her election. If an election of directors is not held at the proper time, the incumbent directors shall hold office until their successors are elected.

4.04	Advance Notice for Nomination of Directors

(1)	Only individuals who are nominated in accordance with the procedures set out in this Section 4.04 and who, at the discretion of the board, satisfy the qualifications of a director as set out in the Act and the by-laws of the Corporation shall be eligible for election as directors of the Corporation at any meeting of shareholders of the Corporation. Nominations of individuals for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors: (a) by or at the direction of the board, including pursuant to a notice of meeting, including, for clarity, any nominees of a shareholder who are proposed by the board for election in the notice of meeting, whether pursuant to an agreement with such shareholder or otherwise; (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the Act or a requisition of the shareholders made in accordance with the Act; or (c) without limiting (a) or (b), by any person (a “Nominating Shareholder”) who (x) at the close of business on the date of the giving of the notice provided for below in this Section 4.04 and on the record date for notice of such meeting, is a registered holder of shares carrying the right to vote at such meeting on the election of directors, and (y) complies with the notice procedures set forth in this Section 4.04.

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(2)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof and in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation as set forth below.

To give “timely notice”, a Nominating Shareholder must give notice to the Secretary of the Corporation: (a) in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the Corporation’s annual meeting of shareholders for the preceding year; provided, however, that, if an annual meeting of shareholders is to be held on a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the Nominating Shareholder may be made not later than the 10th day following the date on which the first public announcement of the date of the meeting was made; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the 15th day following the date on which the first public announcement of the date of the meeting was made (each such date being the “Notice Date”). In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(3)	To be in “proper written form”, a Nominating Shareholder’s notice to the Secretary of the Corporation must set forth:

(a)	the identity of the Nominating Shareholder and the number of voting securities held by the Nominating Shareholder;

(b)	if the Nominating Shareholder is not the beneficial owner of all of those voting securities, the identity of each beneficial owner and the aggregate number of voting securities beneficially owned by the applicable beneficial owner;

(c)	with respect to the Nominating Shareholder and, if applicable, any beneficial owner referred to in Section 4.04(3)(b), the following:

(i)	the class or series and number of any securities in the capital of the Corporation which are controlled, or over which control or direction is exercised, directly or indirectly, by the Nominating Shareholder or beneficial owner, and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(ii)	any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Corporation on the election of directors;

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(iii)	a statement as to whether the Nominating Shareholder or beneficial owner intends to send an information circular and form of proxy to any shareholders of the Corporation in connection with the individual’s nomination; and

(iv)	any other information relating to the Nominating Shareholder or beneficial owner that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws; and

(d)	as to each individual whom the Nominating Shareholder proposes to nominate for election as a director:

(i)	the name, age, business address and residential address of the individual;

(ii)	the principal occupation or employment of the individual;

(iii)	the class or series and number of securities in the capital of the Corporation which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(iv)	any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws.

(4)	A Nominating Shareholder’s notice to the Secretary must also set forth, as to each person, if any, whom the Nominating Shareholder proposes to nominate for election as a director (a) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Shareholder and their affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the U.S. Securities Act of 1933 if the Nominating Shareholder and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (c) a representation that such person intends to serve a full term, if elected as a director.

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(5)	Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this Section 4.04 shall preclude discussion by a shareholder or proxyholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a meeting of shareholders the directors nominated by the Nominating Shareholder, provided that all of the requirements of this Section 4.04 have been satisfied. If the Nominating Shareholder or its duly appointed proxyholder does not attend at the meeting of shareholders to present the nomination, the nomination shall be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(6)	In addition to the provisions of this Section 4.04, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, applicable securities laws and applicable stock exchange rules regarding the matters set forth herein.

(7)	For purposes of this Section 4.04, “public announcement” means disclosure in a news release reported by a national news service in Canada or the United States, or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission or a securities regulatory authority in Canada.

(8)	Notwithstanding any other provision of the Corporation’s by-laws, notice given to the Secretary of the Corporation by a Nominating Shareholder pursuant to this Section 4.04 may only be given by personal delivery (at the principal executive offices of the Corporation) or by e-mail (provided that the Secretary of the Corporation has stipulated an email address for purposes of this notice), and shall be deemed to have been given and made only at the time it is so served by personal delivery to the Secretary of the Corporation or sent by e-mail to such e-mail address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Mountain time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

(9)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 4.04. For clarity, nothing in this Section 4.04 shall limit the right of the directors to fill a vacancy among the directors in accordance with Section 4.07.

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4.05	Removal of Directors

Subject to the provisions of the Act and the articles, the shareholders may by ordinary resolution passed at a meeting of shareholders remove any director from office and the vacancy created by such removal may be filled at the same meeting or a subsequent meeting of shareholders, failing which it may be filled by the board.

4.06	Ceasing to Hold Office

A director ceases to hold office when (a) he or she dies or, subject to the Act, resigns by a written resignation received by the Corporation; (b) he or she is removed from office by the shareholders in accordance with the Act; or (c) he or she ceases to be qualified to be a director. A written resignation of a director becomes effective at the time it is received by the Corporation, or at the time specified in the resignation, whichever is later.

4.07	Vacancies

Subject to the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from:

(1)	an increase in the number or minimum number of directors set out in the articles; or

(2)	a failure to elect the number or minimum number of directors required by the articles.

4.08	Action by the Board

The board shall manage or supervise the management of the business and affairs of the Corporation. Subject to Section 4.17, the powers of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

4.09	Director Attendance by Telephonic, Electronic or Other Communication Facility

Subject to the Act, if all the directors of the Corporation present or participating in the meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communications facilities as would permit all persons participating in the meeting to communicate adequately with each other during the meeting, and a director participating in such a meeting by such means is deemed to be present at the meeting. For clarity, a meeting of the board or a committee of the board may be held entirely by means of a telephonic, electronic or other communications facility if all directors present or participating in the meeting consent. Any such consent shall be effective whether given before or after the meeting to which it relates and a director may give such consent with respect to all meetings of the board and of committees of the board held while a director holds office.

4.10	Place of Meetings

Meetings of the board may be held at any place within or outside Alberta, provided that a meeting may be held entirely by means of telephone, electronic or other communications facilities that permit all participants to communicate adequately with each other during the meeting pursuant to Section 4.09, unless prohibited by the Act.

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4.11	Calling of Meetings

Subject to the Act, meetings of the board shall be held from time to time on such day and at such time and at such place (or by means of a telephonic, electronic or other communications facilities pursuant to Sections 4.09 and 4.10) as the board, the Chair of the board, the President, or any two directors may determine and the Secretary, when directed by the board, the Chair of the board, the Chief Executive Officer, or any two directors, shall convene a meeting of the board.

4.12	Notice of Meeting

Notice of the date, time and place of, or manner of participation in, each meeting of the board shall be given in the manner provided in Section 12.01 to each director not less than 48 hours (exclusive of any part of a day that is not a business day) before the time when the meeting is to be held or such longer period as the Corporation may otherwise determine. A notice of a meeting of directors shall specify the purpose of or the business to be transacted at the meeting.

Subject to Section 12.12, a director may in any manner waive notice of or otherwise consent to a meeting of the board.

4.13	Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14	Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place (or by means of a telephonic, electronic or other communication facility pursuant to Sections 4.09 and 4.10) and at an hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed. No other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15	Chair and Secretary of Meetings

The chair of any meeting of the board shall be the Chair of the board, if present, and, if the Chair of the board is not present or if he or she declines or is unable to act, the directors present shall choose one of their number to be chair. The Secretary of the Corporation shall act as secretary at any meeting of the board and, if the Secretary of the Corporation is not present or if he or she declines or is unable to act, the chair of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

4.16	Chair of the Board

The Chair of the board shall be a director and shall, when present, preside at all meetings of the board. The Chair of the board shall be vested with and may exercise such powers and shall perform such other duties as may from time to time be assigned to him or her by the board. During the absence or disability of the Chair of the board, his or her duties shall, subject to Section 4.15, be performed and his or her power exercised by a director, other than the Chief Executive Officer, who is designated from time to time by the board as having that role.

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4.17	Votes to Govern

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded by any director.

4.18	Electronic Voting

Subject to the Act, a director participating in a meeting by a telephonic, electronic or other communication facility may vote by any reasonable means (including verbal assent) given the nature of such communication facility.

4.19	Conflict of Interest

A director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meetings of the board the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board for approval even if such contract or transaction is one that in the ordinary course of the Corporation’s business would not require approval by the board, and a director interested in a contract or transaction so referred to the board shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the same except as permitted by the Act. If no quorum exists for the purpose of voting on such a resolution only because a director is not permitted to be present at the meeting due to a conflict of interest, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution.

4.20	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of shareholders or of the board or any committee thereof or otherwise in the performance of their duties. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section 5
Committees

5.01	Committee of Directors

The board shall establish an audit committee and may, from time to time, establish (or dissolve) other committee(s) of directors, however designated. The board may appoint and remove the members of each committee subject to the requirements of the Act. The board may delegate to such committee or committees any of the powers and duties of the board, subject to the limitations on such delegation contained in the Act.

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5.02	Transaction of Business

Subject to Section 4.09, the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place within or outside Alberta.

5.03	Audit Committee

The board shall appoint annually from among its number an audit committee to be composed of not fewer than three directors, of whom a majority shall not be officers or employees of the Corporation or its affiliates and whose members must otherwise meet the requirements of applicable law. In addition to the powers and duties delegated by the board pursuant to Section 5.01, the audit committee shall have the powers and duties provided in the Act and other applicable laws.

5.04	Procedure

Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure. Subject to the foregoing, the procedure of each committee shall be governed by the provisions of this by-law which govern proceedings of the board so far as the same can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor, in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor, in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his/her absence, some other member of the committee. The Secretary (or such other person designated by the committee) shall be the secretary of each committee. Each committee shall keep records of its proceedings and transactions and shall report all such proceedings and transactions to the board in a timely manner.

5.05	Application

This Section 5 shall not apply to the Corporation unless and until it becomes a “distributing corporation” as defined in the Act.

Section 6
Officers

6.01	Appointment

The board may from time to time appoint a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate (including the power to sub-delegate) to such officers powers to manage the business and affairs of the Corporation. An officer may but need not be a director and one person may hold more than one office. In the case of the absence or inability to act of any officer or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

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6.02	President and Chief Executive Officer

The President shall, unless and until the board designates any other officer of the Corporation to be the Chief Executive Officer of the Corporation, be the Chief Executive Officer and, subject to the authority of the board, the Chief Executive Officer shall have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify.

6.03	Vice-President

Each Vice-President shall have such powers and duties as the board or the President may specify. The Vice-President or, if more than one, the Vice-President designated from time to time by the board or by the President, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chair at any meeting of the board.

6.04	Secretary

The Secretary shall give or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he or she shall be custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he or she shall have such other powers and duties as the board may specify.

6.05	Treasurer

The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he or she shall render to the board whenever required an account of all of his or her transactions as Treasurer and of the financial position of the Corporation; and he or she shall have such other powers and duties as the board may specify. Unless and until the board designates any other officer of the Corporation to be the Chief Financial Officer of the Corporation, the Treasurer shall be the Chief Financial Officer of the Corporation.

6.06	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any such officer may from time to time sub-delegate any of his or her powers and duties to another officer or employee of the Corporation or subsidiary thereof, and such delegatee may exercise and perform such powers and duties, unless the board otherwise directs.

6.07	Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.08	Term of Office

The board, in its discretion, may remove any officer of the Corporation, with or without cause, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his or her successor is appointed or until the earlier of his or her resignation or death.

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6.09	Terms of Employment and Remuneration

The terms of employment and remuneration of an officer appointed by the board shall be settled by the board from time to time. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him or her from receiving such remuneration as may be so determined.

6.10	Conflict of Interest

An officer shall disclose his or her interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with Section 4.19, mutatis mutandis, and such contract or transaction shall be subject to the approval of the board.

6.11	Agents and Attorneys

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to sub-delegate) as the board may determine.

Section 7
Protection of Directors and Officers

7.01	Submission of Contracts or Transactions to Shareholders for Approval

The board in its discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act, any other applicable law or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

7.02	For the Protection of Directors and Officers

Except as provided for in the Act, no director or officer shall be liable for:

(1)	the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation or any other person;

(2)	any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested;

(3)	any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited;

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(4)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; and

(5)	any other loss, damage or misfortune whatever which may happen in the execution of the duties to the Corporation of his or her respective office or in relation to the above matters,

unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties to the Corporation of his or her office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him or her from liability for a breach thereof.

The directors shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board.

If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his or her being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

7.03	Indemnity

(1)	Subject to the limitations contained in the Act and Section 7.03(2), the Corporation shall:

(a)	indemnify any individual who is or was a director or officer of the Corporation and any individual who acts or acted at the Corporation’s request as a director or officer (or any individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by any such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or other entity; and

(b)	advance moneys to any such director, officer or other such individual acting in a similar capacity, for the costs, charges and expenses of a proceeding referred to in Section 7.03(1)(a), provided that they agree in writing, in advance, to repay the moneys if they do not fulfil the conditions of Section 7.03(2).

(2)	The Corporation shall not indemnify an individual under Section 7.03(1) unless such individual:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation, or as the case may be, to the best interests of the other entity for which such individual acted as a director or officer (or in a similar capacity) at the Corporation’s request; and

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(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that such individual’s conduct was lawful.

(3)	The Corporation shall also indemnify any individuals referred to in Section 7.03(1) in such other circumstances as the Act or law permits or requires.

7.04	Insurance

The Corporation may purchase and maintain insurance for the benefit of any individual referred to in Section 7.03 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

7.05	Indemnities Not Exclusive

Each of the provisions of this Article 7 shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled, and nothing in this by-law shall limit the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 8
Securities

8.01	Issuance of Securities

Subject to the provisions of the Act and the articles, the board may from time to time issue or grant options to purchase or rights to acquire unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act. The board may provide by resolution that any or all classes or series of securities issued by the Corporation shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate has been surrendered to the Corporation.

8.02	Commissions

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person’s purchasing or agreeing to purchase securities of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any securities of the Corporation.

8.03	Securities Records

The Corporation shall prepare and maintain, at its registered office or at any other place in Alberta designated by the board, a securities register in which it records the certificated securities and uncertificated securities issued by it, showing, with respect to each class or series of such securities:

(1)	the names, alphabetically arranged, of persons who:

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(a)	are or have been within seven years registered as shareholders of the Corporation, the address including the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder;

(b)	are or have been within seven years registered as holders of debt obligations of the Corporation, the address including the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder; and

(c)	are or have been within seven years registered as holders of warrants of the Corporation, other than warrants exercisable within one year from the date of issue, the address including the street and number, if any, of every such person while a registered holder, and the class or series and number of warrants registered in the name of such holder; and

(2)	the date and particulars of the issue and transfer of each security.

8.04	Transfer Agents and Registrars

The board may from time to time appoint: (a) a registrar to maintain, in respect of a class of securities of the Corporation, a securities register; (b) a transfer agent to maintain the register of transfers for a class of securities of the Corporation; (c) one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain one or more branch registers of transfer; (d) a paying agent or disbursing agent to make payments, disbursements and distributions on any class of securities of the Corporation; and (e) such other agents as the board shall determine be necessary in connection with any class of securities of the Corporation. One person may be appointed to any number of the positions described above and the board may, at any time, terminate any such appointment.

8.05	Registration of Transfers

Subject to the Act, no transfer of a share shall be registered in a securities register of the Corporation except: (a) upon presentation of the certificates (or, where applicable, other evidence of electronic, book-based, direct registration service or other non-certificated entry of position on the applicable register of securityholders) representing such share with an endorsement or completed transfer power of attorney which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board or the Corporation’s transfer agent may from time to time prescribe; (b) upon payment of all applicable taxes and reasonable fees prescribed by the board, if any; (c) upon compliance with such restrictions on transfer as are authorized by the articles, if any; (d) upon satisfaction of any lien on such shares; and (e) upon compliance with and satisfaction of such other requirements as the Corporation or its transfer agent may reasonably impose.

8.06	Non-recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

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8.07	Security Certificates

Security certificates shall be in such form as the board may from time to time approve. Unless otherwise ordered by the board, security certificates need not be under corporate seal and shall be signed in accordance with Sections 2.04 and 2.05 by at least one of the following persons: (a) any director or officer of the Corporation; (b) a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf; or (c) a trustee who certifies it in accordance with a trust indenture. The signature of signing officers, registrar, transfer agent, branch transfer agent or trustee may be mechanically reproduced upon securities certificates and every such officer signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A security certificate executed in accordance with the foregoing shall be valid notwithstanding that the person whose signature appears thereon no longer holds the relevant office.

8.08	Replacement of Security Certificates

Subject to the Act and to the extent security certificates have been issued in respect of a particular class of securities, the board or any officer or agent designated by the board may in the discretion of the board or that person direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate for a certificated security that has been defaced or claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title, as the Secretary may from time to time prescribe, whether generally or in any particular case, in accordance with such policies and procedures as may be adopted by the board from time to time.

8.09	Electronic, Book-Based or Other Non-Certificated Registered Positions

A registered securityholder may have such securityholder’s holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the applicable register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation in conjunction with its applicable agent. The Corporation and its applicable agent may adopt such policies and procedures, appoint such other persons and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a securities registration system by electronic, book-based, direct registration system or other non-certificated means.

8.10	Dealing With Registered Holders

Subject to the Act, the Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the security and otherwise to exercise all the rights and powers of a holder of the security. The Corporation may, however, treat as the registered holder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his, her or its authority to exercise the rights relating to a security of the Corporation.

8.11	Joint Securityholders

If two or more persons are registered as joint holders of any certificated security, to the extent the Corporation is required to issue a certificate in respect of such security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares.

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8.12	Deceased Securityholders

In the event of the death of a holder, or of one of the joint holders, of any certificated security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends or other amounts thereon except upon production of all such documents as may be required by the Act or law and upon compliance with the reasonable requirements of the Corporation and its applicable agents.

Section 9
Dividends and Rights

9.01	Dividends and Other Distributions

Subject to the provisions of the Act and the articles, the board may from time to time declare dividends or other distributions payable to the shareholders according to their respective rights and interest in the Corporation. Dividends or other distributions may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02	Record Date for Dividends and Other Distributions

The directors may fix in advance a date, preceding by not more than fifty days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for shares of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such shares, and notice of any such record date shall be given not less than the time prescribed by the Act, any other applicable law and the rules of any stock exchange on which the Corporation’s shares are listed and in the manner provided by the Act, other applicable law and applicable stock exchange rules. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for shares of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.03	Payment of Dividends and Other Distributions

A dividend or other distribution payable in money shall be paid by cheque or by electronic means or by such other method as the directors may determine, and will be paid to the order of each registered holder of shares of the class or series in respect of which it has been declared. Cheques will be mailed by prepaid ordinary mail to such registered holder at such registered holder’s recorded address, unless such holder otherwise directs. In the case of joint holders the payment shall, unless any applicable joint holder otherwise directs, be made payable to the order of all of such joint holders and, if applicable, be mailed to them at their recorded address, unless any applicable joint holder otherwise directs. The sending of the cheque or the sending of the payment by electronic means or other method determined by the directors as provided for above in an amount equal to the dividend or other distribution to be paid, less the amount of any tax that the Corporation is required to and does withhold shall, unless such payment is not paid on due presentation, if applicable, satisfy and discharge the liability for the payment.

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9.04	Non-receipt of Payment

In the event of non-receipt of any payment by the person to whom it is sent as provided for in Section 9.03, the Corporation shall issue to such person a re-payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Secretary may from time to time prescribe, whether generally or in any particular case, in accordance with such policies and procedures as may be adopted by the board from time to time.

9.05	Unclaimed Dividends

Any dividend unclaimed after a period of two (2) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section 10
Meetings of Shareholders

10.01	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.02	Special Meetings

The board shall have power to call a special meeting of shareholders at any time, such meeting to be held on such day and at such time as the board may determine. Any special meeting of shareholders may be combined with an annual meeting of shareholders.

10.03	Place of Meetings

Subject to the articles, meetings of shareholders shall be held at such place within or outside Alberta as the board may determine from time to time, provided that the board may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting pursuant to Section 10.04, if the Corporation is able to, and does, make available such a communication facility.

10.04	Meeting by Telephonic, Electronic or Other Means

If authorized by the board in its sole discretion, and subject to the Act and such guidelines and procedures as the board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility, and shall be deemed for the purposes of the Act to be present in person at the meeting of shareholders whether such meeting is to be held at a designated place or solely by means of a telephonic, electronic or other communication facility.

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10.05	Notice of Meetings

Notice of the time and place (if any) of every meeting of shareholders shall be sent, not less than 21 days and not more than 50 days before the date on which the meeting is to be held, to each director, the auditor of the Corporation, and to each person who on the applicable record date for notice appears in the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting or as the holder of one or more shares which are otherwise entitled to receive notice of the meeting.

10.06	List of Shareholders Entitled to Notice

The Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant Section 10.07, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the last business day preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.07	Record Date for Notice

For the purposes of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, the directors may fix in advance a date as the record date for that determination of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held. If no such record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.08	Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditors or directors are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.09	Advance Notice for Proposals

(1)	No business may be transacted at an annual meeting of shareholders, other than business that is: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board; (b) otherwise properly brought before the annual meeting by or at the direction of the board; or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 10.09. For business to be properly brought before an annual meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management information circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation in accordance with the requirements set forth in Section 4.04. The Corporation shall set out the proposal in the management information circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

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(2)	At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Section 4.04.

10.10	Chair and Secretary

The Chair of the board or, if the Chair of the board is not present or if he or she declines or is unable to act, the Chief Executive Officer or, if the Chief Executive Officer is not present or if he or she declines or is unable to act, any director shall preside as chair of a meeting of shareholders; in each case unless another person is or has been designated by the board to act as chair of such meeting and such person is present and willing to act as chair at such meeting, in which case the person so designated shall preside as chair. The Secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the Secretary of the Corporation is not present or if he or she declines or is unable to act, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chair with the consent of the meeting.

10.11	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.12	Quorum

A quorum of shareholders is present at a meeting if one or more persons holding or representing by proxy not less than 33 1/3 percent (33.33%) of the shares entitled to be voted at the meeting are present. If a quorum is not present within such reasonable time after the time appointed for the holding of the meeting as the persons present and entitled to vote may determine, they may adjourn the meeting to a fixed time and place. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.

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10.13	Shareholder Representatives

A body corporate or association that is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body and such individual may exercise on behalf of the body corporate or association which such individual represents all the powers it could exercise if it were an individual shareholder.

10.14	Proxies

Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder (or one or more alternate proxyholders), who need not be shareholders, as that shareholder’s nominee, to attend and act at that meeting in the manner, to the extent, and with the authority conferred by the proxy. A proxy shall be signed in writing or by electronic signature by the shareholder or shareholder’s attorney authorized in writing or by electronic signature. Alternatively, a shareholder that is not an individual may authorize by resolution of its directors or other governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all of the powers he or she could exercise if such shareholder were an individual. The authority of such individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the Secretary or the chair of the meeting.

10.15	Time for Deposit of Proxies

The board may by resolution fix a time not exceeding 48 hours, excluding any day that is not a business day, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling that meeting. A proxy may be used at that meeting only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received by the Secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any meeting or the Chair of the board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders or in any proxy circular and any such waiver made in good faith shall be final and conclusive. A proxy is valid only in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

10.16	Access to Proxies

Unless otherwise determined by the board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place. Upon the request of a shareholder not earlier than one business day following a meeting of shareholders, the Corporation shall provide such shareholder with access to the proxies deposited with the Corporation in connection with such meeting.

10.17	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

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10.18	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by applicable law, be determined by a majority of the votes cast on the question, whether by a show of hands, or by ballot, as the case may be. In case of an equality of votes either upon a show of hands or upon a ballot, the chair of the meeting shall not be entitled to a second or casting vote.

10.19	Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

10.20	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a vote by show of hands has been taken thereon, a ballot may be required by the chair of the meeting or demanded by any shareholder or proxyholder entitled to vote at the meeting. A ballot so required or demanded shall be taken in such manner as the chair of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon such question.

10.21	Electronic Voting

(1)	Any person entitled to vote at a meeting of shareholders where the Corporation has made available a telephonic, electronic or other communication facility for the purposes of attending and voting at such meeting may vote by such means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

(2)	Any vote referred to in Section 10.19 or 10.20 may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided that the facility enables the votes to be gathered in a manner that permits their subsequent verification.

10.22	Adjournment

The chair at the meeting of shareholders may adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

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Section 11
Information Available to Shareholders

11.01	Information Available to Shareholders

Except as provided by the Act or other applicable statutory law, regulation or judicial order, or except as may otherwise be agreed to by the Corporation, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public, provided that the foregoing shall not restrict the public disclosure or other similar obligations of the Corporation (if any) under applicable securities laws.

11.02	Directors’ Determination

The directors may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders in general meeting.

Section 12
Notices

12.01	Notice to Directors, Officers and Auditors

Whenever under the Act, the regulations, the articles or these by-laws any notice, document or other information is required to be sent to a director, officer, auditor or member of a committee of the board, such notice may be sent either: (a) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery; or (b) by means of fax, e-mail or other form of electronic transmission. A notice to a director, officer, auditor or member of a committee of the board will be deemed to be received as follows (i) if given by hand delivery, when actually received by the director, officer, auditor or member of a committee of the board, (ii) if sent through the mail addressed to the director, officer, auditor or member of a committee of the board at such individual’s address appearing on the records of the Corporation, at the time it would be delivered in the ordinary course of mail, (iii) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the director, officer, auditor or member of a committee of the board at such individual’s address appearing on the records of the Corporation, on the day following the day it is delivered to such service, (iv) if sent by fax, when sent to the fax number for such director, officer, auditor or member of a committee of the board appearing on the records of the Corporation and evidence of delivery confirmation is received by sender’s fax device, (v) if sent by e-mail, when sent to the e-mail address for such director, officer, auditor or member of a committee of the board appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director, officer, auditor or member of a committee of the board appearing on the records of the Corporation.

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12.02	Notice to Shareholders

Unless the Act or these by-laws provide otherwise, any notice, document or other information required or permitted by the Act, the regulations, the articles or these by-laws to be sent to a shareholder, may be sent by any one of the following methods: (a) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery; (b) by means of fax, e-mail, or other form of electronic transmission; (c) by providing or posting the notice, document or other information on or making it available through a generally accessible electronic source and providing notice of the availability and location of the notice, document or other information to the shareholder via any of the methods specified in (a) and (b) above, including by mail, delivery, fax, e-mail or other form of electronic transmission; or (d) by any other method permitted by applicable law. A notice to a shareholder shall be deemed to be received as follows: (i) if given by hand delivery, when actually received by the shareholder; (ii) if sent through the mail addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (iii) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, on the day following the day it is delivered to such service; (iv) if faxed, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender’s fax device; (v) if by e-mail, when sent to an e-mail address at which the shareholder has consented to receive notice; (vi) if sent by any other form of electronic transmission, when sent to the shareholder; (vii) if sent by posting it on or making it available through a generally accessible electronic source referred to in clause (c) above, on the day such person is sent notice of the availability and location of such notice, document or other information is deemed to have been sent in accordance with (i) through (vi) above; or (viii) if sent by any other method permitted by applicable law, at the time that such person is deemed to have received such notice pursuant to applicable law. If a shareholder has consented to a method for delivery of a notice, document or other information, the shareholder may revoke such shareholder’s consent to receiving any notice, document or information by fax or e-mail by giving written notice of such revocation to the Corporation.

12.03	Change of Registered Address

The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him or her to be reliable.

12.04	Signature to Notices

The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be signed in accordance with Sections 2.04 and 2.05.

12.05	Proof of Service

A certificate of the Chair of the board, the President, the Chief Executive Officer, the Chief Financial Officer, a Vice-President, the Secretary or the Treasurer or of any other officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

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12.06	Notice to Joint Shareholders

All notices with respect to shares registered in more than one name shall, if more than one address appears on the records of the Corporation in respect of such joint holdings, be given to all of such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to the holders of such shares.

12.07	Computation of Time

Unless the Act provides otherwise, in computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the period of days shall commence on the day following the sending of such notice and shall terminate at 11:59 p.m. on the day preceding the date of the meeting or other event provided that the last day of the period shall not be a day that is not a business day.

12.08	Undelivered Notices

If any notice given to a shareholder pursuant to Section 12.02 is returned on two consecutive occasions because such shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until such shareholder informs the Corporation in writing of such shareholder’s new address.

12.09	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise found thereon.

12.10	Deceased Shareholders

Any notice or other document delivered or sent by post or left at the address of any shareholder or sent by electronic means as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of such shareholder’s death, be deemed to have been duly served in respect of the shares held by him or her (whether held solely or with any person or persons) until some other person be entered in such shareholder’s stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his or her heirs, executors or administrators and on all persons, if any, interested with him or her in such shares.

12.11	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

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12.12	Waiver of Notice

Any shareholder (or any shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or given by electronic signature and may be sent by electronic means in such manner or through such communication facility as the board shall have approved or in accordance with the Electronic Transactions Act (Alberta), as from time to time amended, except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner. Attendance of a director at a meeting of directors or of a shareholder or any person entitled to attend a meeting of shareholders is a waiver of notice of the applicable meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 13
Forum Selection

13.01	Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the Province of Alberta and the appellate courts therefrom (collectively, the “Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action or proceeding asserting a claim of breach of fiduciary duty owed to the Corporation by any director, officer or other employee of the Corporation; (c) any action or proceeding asserting a claim arising out of any provision of the Act or the articles or the by-laws of the Corporation (as either may be amended from time to time); or (d) any action or proceeding asserting a claim or otherwise related to the affairs of the Corporation. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed other than with the Court (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (x) the personal jurisdiction of the Court in connection with any action or proceeding brought in any such court to enforce the preceding sentence, and (y) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder.

Section 14
Effective Date

14.01	Effective Date

This by-law shall come into force when made by the board in accordance with the Act.

14.02	Repeal

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law, provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law, and all resolutions of shareholders or the board with continuing effect passed under any repealed by-law shall continue to be valid except to the extent inconsistent with this by-law and until amended or repealed.

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The foregoing Amended and Restated By-law No. 1 was passed and confirmed by the board of directors of the Corporation on November 10, 2021.

/s/ Darcy Campbell
Darcy Campbell, Secretary

The foregoing Amended and Restated By-law No. 1 is confirmed by the Shareholders in accordance with the Act on December 15, 2021.

/s/ Jan Campbell
Jan Campbell, Corporate Secretary